Exhibit 19.15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10990 and No. 333-113789) and Form F-3 (No. 333-161634, No. 333-161634-01, No. 333-161634-02, No. 333-182712 and No. 333-182712-02) of AngloGold Ashanti Limited of our report dated April 19, 2013, relating to the financial statements of Kibali Goldmines SPRL included in this, Annual Report on Form 20-F for the year ended December 31, 2012.

/s/ BDO LLP

BDO LLP
Registered Auditor

London
United Kingdom
April 23, 2013

E-11